UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 9, 2005

WILLIS LEASE FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-28774	68-0070656
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2320 Marinship Way, Suite 300, Sausalito, CA		94965
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code   (415) 275-5100

N/A

(Former name and former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 7.01	Regulation FD Disclosure

On August 9, 2005, Willis Lease Finance Corporation (the “Company”) closed an Asset Backed Securitization (“ABS”) through a newly created, bankruptcy remote, Delaware Statutory Trust, Willis Engine Securitization Trust (“WEST”). WEST issued and sold approximately $228 million of term notes and up to approximately $114 million of warehouse notes. The warehouse notes allow for revolving borrowings during a two-year term, after which it is expected that they will be converted to term notes of WEST. The assets and liabilities of WEST will remain on the Company’s balance sheet.

In connection with this transaction the Company and West entered into a number of Agreements, in addition to the Note Purchase Agreement previously reported on the Company’s 8-K dated July 28, 2005, listed below:

1.     Asset Transfer Agreement dated as of August 9, 2005 among the Company, WEST and WEST Engine Funding LLC providing for the contribution of assets to WEST.

2.     Series 2005 B1 Note Purchase Agreement dated as of August 9, 2005 among WEST, the Company, Fortis Capital (“Fortis”) and HSH Nordbank AG (“HSH”) providing for the issuance and sale of approximately $28 million subordinated term notes.

3.     Series A2 Note Purchase Agreement dated as of August 9, 2005 among WEST, as Issuer, the Company, as Servicer, and Fortis Capital (“Fortis”) and HSH Nordbank AG (“HSH”), as Series A2 Noteholders, providing for the issuance and sale by WEST of $100 million of revolving warehouse notes.

4.     Series B2 Note Purchase Agreement dated as of August 9, 2005 among WEST, as Issuer, the Company, as Servicer, and Fortis and HSH, as Series B2 Noteholders providing for the issuance of approximately $13 million of subordinated revolving warehouse notes.

5.     Indenture dated August 9, 2005 between WEST, as issuer of notes, and Deutsche Bank Trust Company Americas, as Indenture Trustee of the Notes and Series A1, B1, A2 and B2 Supplements thereto each dated August 9, 2005 providing for the terms under which the respective series of notes are issued.

6.     Servicing Agreement dated as of August 9, 2005 among WEST, the Company, WEST Engine Funding and 59 engine owning trusts, providing for the appointment of the Company as the Servicer of the assets of WEST.

7.     Administrative Agency Agreement dated as of August 9, 2005 among WEST, the Company WEST Engine Funding and 59 engine owning trusts, providing for the appointment of the Company as the Administrative Agent of WEST.

Fortis is the Structuring Agent for the ABS. Fortis is also Structuring Agent and Security Agent and a participating lender under the Company’s Amended and Restated Credit Agreement dated as of June 29, 2004 (the “Credit Agreement”). HSH is Co-Structuring Agent for the ABS and is a participating lender under the Credit Agreement.

A portfolio of 61 jet aircraft engines and leases thereof, and any additional engines and leases acquired using the warehouse facility, secures the obligations of WEST under the ABS. All of the notes issued by WEST have no fixed amortization and are payable solely from revenue received by WEST from the engines and the engine leases, after certain expenses of WEST. The notes bear interest at varying spreads over one-month LIBOR. The terms under which the notes may be accelerated, include failure to make minimum interest payments. The A1 notes are expected to be paid in 13 years and the B1 notes are expected to be paid in 15 years. The legal final maturity of the notes is August 9, 2030.

On August 10, 2005 the Company issued a Press Release announcing completion of the ABS transaction. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release issued August 10, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 15, 2005	WILLIS LEASE FINANCE CORPORATION

	By:	/s/ Thomas C. Nord
Thomas C. Nord

	Title:	Senior Vice President